UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 9, 2016

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Celadon Group, Inc. (the “Company”) was held on December 9, 2016 (the “Annual Meeting”).  Four proposals were voted upon at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on October 28, 2016. The final results for the votes regarding each proposal are set forth below.

1.
Each of the directors named below was elected at the Annual Meeting.  Broadridge Financial Solutions, Inc., the inspector of elections for the Annual Meeting, reported the final voting tabulation results to the Company as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul Will	19,468,207	2,508,573	-
Catherine Langham	8,432,311	13,544,469	-
Michael Miller	8,361,879	13,614,901	-
Kenneth Buck, Jr.	18,361,638	3,615,142	-
Robert Long	6,802,333	15,174,447	-

2.	In an advisory, non-binding vote, the stockholders voted as follows on the proposal to approve the compensation of the Company's Named Executive Officers as disclosed in the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,882,130	15,077,457	17,193	-

3.
The renewal of the material terms of the performance-based goals under the Company's 2006 Omnibus Incentive Plan, as amended, to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m), were approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,203,224	756,241	17,315	-

4.	The amendment to the 2006 Omnibus Incentive Plan, as amended, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,378,854	2,585,480	12,446	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 15, 2016	By:	/s/ Bobby Peavler
Bobby Peavler
Executive Vice President, Chief Financial Officer, and Treasurer